Exhibit 21.1

Subsidiaries of Monster Worldwide, Inc.*

Name of Entity	Jurisdiction

MonsterTrak Corporation	California

Affinity Labs, LLC	Delaware

FastWeb, LLC	Delaware

FinAid Page, L.L.C.	Delaware

KJB Holding Corp.	Delaware

Military Advantage, Inc.	Delaware

Monster Asia Pacific Holding Corp.	Delaware

Monster Emerging Markets, LLC	Delaware

Monster Government Solutions, LLC	Delaware

Monster International Holding Corp.	Delaware

Monster Labs, LLC	Delaware

Monster Worldwide South Carolina, Inc.	Delaware

Monster Worldwide Technologies, LLC	Delaware

OCC.com Inc.	Delaware

PWP, LLC	Delaware

Tickle Inc.	Delaware

TMAT Inc.	Delaware

Trovix Inc.	Delaware

Monster Worldwide Austria GmbH	Austria

Monster Belgium NV	Belgium

Monster Recrutamento do Brasil Ltda.	Brazil

China-HR.com Corporation	British Virgin Islands

Monster Worldwide Canada Inc.	Canada

Monster Worldwide Holdings Canada Inc.	Canada

China HR.com Holdings Ltd.	Cayman Islands

Monster Technologies Prague s.r.o.	Czech Republic

Monster Worldwide C.Z. s.r.o.	Czech Republic

Monster Executive Services Limited	England

Monster Worldwide Holdings Limited	England

Monster Worldwide Limited	England

MSL Group (Trustees) Ltd.	England

Monster Worldwide SAS	France

Monster Worldwide Deutschland GmbH	Germany

Monster Worldwide Deutschland Holdings GmbH	Germany

China HR.com (Hong Kong) Limited	Hong Kong

Monster.com Asia Ltd.	Hong Kong

Monster.com Asia Pacific Ltd.	Hong Kong

Monster.com HK Ltd.	Hong Kong

Monster Worldwide Magyarország Kft.	Hungary

Name of Entity	Jurisdiction

Monster.com India Pvt. Ltd.	India

Monster Worldwide Holdings (Ireland) Ltd.	Ireland

Monster Worldwide Ireland Limited	Ireland

Monster Italia Srl	Italy

TMP Worldwide Italia SpA	Italy

Monster Luxembourg SA	Luxembourg

Monster Malaysia Sdn Bhd.	Malaysia

Monster Technologies Malaysia Sdn Bhd.	Malaysia

Monster Jobs Mexico, S. de R.L. de C.V.	Mexico

Monster Worldwide Netherlands B.V.	Netherlands

Monster Worldwide Netherlands Holding B.V.	Netherlands

Monster Worldwide Norway AS	Norway

E-career (Beijing), Ltd.	People’s Republic of China

E-career Co., Ltd.	People’s Republic of China

E-career (Suzhou) Co., Ltd.	People’s Republic of China

Monster Worldwide Polska Sp. Z.o.o.	Poland

Monster Recruitment Limited Liability Company	Russia

Monster.com SG Pte. Ltd.	Singapore

Monster Worldwide, SL	Spain

JobKorea Co., Ltd.	South Korea

Monster Worldwide Scandinavia AB	Sweden

Monster Services & Consulting GmbH	Switzerland

Monster Worldwide Switzerland AG	Switzerland

Monster Recruitment Insan Kaynaklari Danismanlik Limited Sirketi	Turkey

*	The names of certain subsidiaries have been omitted from this Exhibit 21.1 in accordance with applicable rules. The omitted subsidiaries, considered in the aggregate as a single subsidiary, did not constitute a “significant subsidiary” (as defined in Rule 1-02(v) of Regulation S-X) at December 31, 2012.